Exhibit 99.1

NEWS RELEASE

Lincoln Financial Group Reports Third Quarter Earnings

Solid Quarter Despite Economic Pressures

Philadelphia, PA, November 2, 2004 - Lincoln National Corporation (NYSE:LNC), the parent company of the Lincoln Financial Group of companies, today reported net income of $199.7 million, or $1.12 per diluted share, for its third quarter of 2004. By comparison, net income for the third quarter of 2003 was $133.3 million, or $0.74 per diluted share.

Income from operations for the third quarter of 2004 was $178.2 million, after-tax, or $1.00 per diluted share, compared with $156.0 million, after-tax, or $0.87 per diluted share, in the third quarter of 2003. The attached table defines and reconciles income from operations for the corporation and business segments to GAAP net income.

For the third quarter, investment income in the Life and Retirement segments from commercial mortgage loan prepayment and bond make-whole premiums continued to contribute to strong results. The quarter was also positively impacted by $0.05 per diluted share related to the cumulative amortization from an adjustment of the deferred gain on the sale of the reinsurance business. These positive contributors, in the quarter, were partially offset by higher expenses, including increased expenses related to Guaranteed Minimum Death Benefit (GMDB) reserves, now substantially hedged and not expected to be a significant item in future quarters.

After adjusting for the sale of Delaware International Advisors Ltd. (DIAL), consolidated domestic deposits, which include annuities, mutual funds, life insurance and other personal wealth accumulation products, reached a third quarter record of $5.75 billion. In addition, total net flows in the quarter increased 50 percent over the year ago period, which established a third quarter record. As of September 30, 2004, assets under management were $132.6 billion.

“Our deposits and net flows maintained the strong pace established earlier this year and also set third quarter records, despite the challenges of lackluster equity markets and stubborn interest rates,” said Jon A. Boscia, chairman and chief executive officer of Lincoln Financial Group. “We continue to build market share in our Retirement and Investment Management segments while our Life segment results reflect the competitive pressures that continue to dominate the Universal Life (UL) marketplace,” added Boscia.

Lincoln completed its annual comprehensive review of prospective assumptions underlying the amortization of Deferred Acquisition Costs (DAC), Present Value of In-Force (PVIF), Deferred Front-End Loads (DFEL) and GMDB reserves. The overall effect on earnings was virtually neutral when combined with the results from the retrospective unlocking of DAC and GMDB reserves, which included the impact from the movement in the equity markets during the quarter. While neutral overall, it did have a substantial effect on individual segments.

Lincoln Retirement

Net income for the Retirement segment was $90.8 million, compared to $102.0 million for the third quarter of 2003. Third quarter income from operations for the segment was $110.2 million versus $94.3 million in the year ago period.

The Retirement segment’s results for the third quarter were favorably impacted by DAC unlocking and income from commercial mortgage loan prepayment and bond make-whole premiums.

In the quarter, variable annuity deposits reached a record $2 billion, with variable annuity net flows achieving a record level of $782 million. “The Retirement segment delivered solid deposits and had record net flows in the third quarter, which underscores the importance of innovative products and distribution strength,” said Boscia.

Life Insurance

Life Insurance net income was $52.0 million versus $55.8 million for the same period a year ago. Income from operations for the segment was $55.4 million, compared to $58.7 million in the third quarter of 2003.

Third quarter 2004 income for this segment was negatively impacted by DAC unlocking and higher expenses, partially offset by continued income from commercial mortgage loan prepayment and bond make-whole premiums.

Total retail life first year premiums declined in the quarter due to competitive pressure in the UL marketplace. “Despite the competitive pressures, we remain focused on maintaining the balance between sound risk management and pricing discipline in order to create long-term value for our clients and shareholders,” Boscia added.

Investment Management

The Investment Management segment reported net income of $58.1 million in the quarter, up from $6.3 million in the same period a year ago. Income from operations for the segment was $12.5 million in the third quarter, which compares to $9.7 million in the third quarter of 2003.

During the quarter, Lincoln completed the sale of DIAL and recognized $45.8 million, after-tax, of gain. Also, in the quarter, Lincoln migrated $776 million in assets previously administered by this segment to third parties, primarily to BISYS under a previously announced outsourcing arrangement. “We are focused on research and portfolio management, our core areas of expertise, which resulted in strong investment performance in our retail and institutional products,” said Boscia.

Lincoln UK

For the third quarter, the UK segment’s net income was $9.9 million versus $11.5 million in the third quarter of 2003. Income from operations was $10.1 million for the quarter, versus $11.3 million in the same year ago period.

Corporate and Other

Corporate and Other, which includes financing, distribution losses, and the results flowing from the reinsurance business sold in 2001, reported a net loss of $11.1 million for the third quarter versus a net loss of $42.3 million for the same period a year ago. The operating loss for the third quarter of 2004 was $10.0 million, of which $9.8 million was related to distribution losses. For the third quarter of 2003, the company reported an operating loss of $18.0 million, with $15.0 million attributed to distribution losses.

As of September 30, 2004, the book value of Lincoln National Corporation common stock, excluding accumulated other comprehensive income, was $29.23, compared with $26.87 a year ago. Book value, including accumulated other comprehensive income, was $34.15, compared with $31.34 a year ago. In the third quarter, 1.638 million shares were repurchased at a total cost of $73.2 million.

Lincoln National Corporation will discuss the company’s third quarter results with investors in a conference call beginning at 10 a.m. (EST) on Wednesday, November 3, 2004. The conference call will be available via a live webcast on the company’s Website, www.LFG.com/webcast. The company’s third quarter 2004 statistical supplement will be available on its Website, www.LFG.com/investor.

Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE:LNC) and its affiliates. With headquarters in Philadelphia, Lincoln Financial

Group has consolidated assets of $110 billion at September 30, 2004, and had annual consolidated revenues of $5.3 billion in 2003. Through its wealth accumulation and protection businesses, the company provides annuities, life insurance, 401(k) and 403(b) plans, 529 college savings plans, mutual funds, managed accounts, institutional investment and financial planning and advisory services.

Contact:

Priscilla Brown

Vice President, Investor Relations

& Strategic Communications

215 448-1422

investorrelations@LFG.com

Tom Johnson

Second Vice President, Media Relations

215-448-1454

mediarelations@LFG.com

Definition of Income from Operations

Income from operations represents after-tax results excluding, as applicable, realized gains or losses on investments and derivatives, cumulative effect of accounting changes, restructuring charges, reserve changes on business sold through reinsurance, gain on sale of subsidiaries and block of business and loss on retirement of subordinate debt. Income from operations is a non-GAAP financial measure and does not replace net income (loss) as the GAAP measure of our consolidated results of operations. Income from operations is an internal measure used by the company in the management of its operations. Management believes that this performance measure explains the results of the company’s ongoing operations in a manner that allows for a better understanding of the underlying trends in the company’s current business because the excluded items are either unpredictable and/or not related to decisions regarding the underlying businesses.

(amounts in millions, except EPS)	Lincoln Retirement	Life Insurance	Investment Management	Lincoln UK	Corporate & Other	Total
For the Quarter Ended September 30, 2004
Net Income	$90.8	$52.0	$58.1	$9.9	($11.1)	$199.7
Less:
Net realized gain/loss on investments and derivatives	(15.6)	(1.6)	(0.2)	(0.2)	(0.2)	(17.8)
Restructuring charges	(1.7)	(0.6)	—	—	(0.6)	(2.9)
Reserve development and related amortization on business sold through reinsurance	—	—	—	—	0.2	0.2
Net Change in Mark-to-Market on Reinsurance Embedded Derivative/Trading Account Securities	(2.1)	(1.2)	—	—	(0.5)	(3.8)
Gain on Sale of Subsidiary	—	—	45.8	—	—	45.8

Income from Operations	$110.2	$55.4	$12.5	$10.1	($10.0)	$178.2
Earnings per share (diluted)
Net Income						$1.12
Income from Operations						$1.00

(amounts in millions, except EPS)	Lincoln Retirement	Life Insurance	Investment Management	Lincoln UK	Corporate & Other	Total
For the Quarter Ended September 30, 2003
Net Income	$102.0	$55.8	$6.3	$11.5	($42.3)	$133.3
Less:
Net realized gain/loss on investments and derivatives	13.2	(1.3)	0.1	0.2	0.1	12.3
Restructuring charges	(5.5)	(1.6)	(3.5)	—	(2.3)	(12.9)
Loss on retirement of subordinated debt					(3.7)	(3.7)
Reserve development and related amortization on business sold through reinsurance	—	—	—	—	(18.4)	(18.4)

Income from Operations	$94.3	$58.7	$9.7	$11.3	($18.0)	$156.0
Earnings per share (diluted)
Net Income						$0.74
Income from Operations						$0.87

LINCOLN NATIONAL CORPORATION

Digest of Earnings

	For the Quarter Ended September 30
	2004	2003
Revenue	1,406,058,000	1,268,849,000
Net Income	199,677,000	133,313,000
Share Earnings (Basic)
Net Income	$1.14	$0.75
Share Earnings (Diluted)
Net Income	$1.12	$0.74
Average Number of Shares (Basic)	175,173,100	177,483,351
Average Number of Shares (Diluted)	177,695,247	179,857,804

	For the Nine Months Ended September 30
	2004	2003
Revenue	4,023,808,000	3,581,329,000
Net Income	517,138,000	317,604,000
Share Earnings (Basic)
Net Income	$2.92	$1.79
Share Earnings (Diluted)
Net Income	$2.88	$1.77
Average Number of Shares (Basic)	176,928,001	177,238,951
Average Number of Shares (Diluted)	179,713,761	179,122,313

Forward-Looking Statements – Cautionary Language

Certain statements made in this press release and in other written or oral statements made by Lincoln National Corporation (“LNC”) or on LNC’s behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe”, “anticipate”, “expect”, “estimate”, “project”, “will”, “shall” and other words or phrases with similar meaning. LNC claims the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described with the forward-looking statements include, among others:

•	Legislative, regulatory or tax changes, both domestic and foreign, that affect the cost of, or demand for, our products, the required amount of reserves and/or surplus, or otherwise affect our ability to conduct business, including changes to statutory reserves and/or risk-based capital requirements related to secondary guarantees underuniversal life and variable annuity products; restrictions on revenue sharing and 12b-1 payments; and the repeal of the federal estate tax;

•	The institution of legal or regulatory proceedings against LNC or its subsidiaries and the outcome of any legal or regulatory proceedings, such as: (a) adverse actions related to present or past business practices common in businesses in which LNC and its subsidiaries compete; (b) adverse decisions in significant actions including, but not limited to, actions brought by federal and state authorities, and extra-contractual and class action damage cases; (c) new decisions which change the law; and (d) unexpected trial court rulings;

•	Changes in interest rates causing a reduction of investment income, asset fees and demand for our products as well as on the margins of LNC’s fixed annuity and life insurance businesses;

•	A decline in the equity markets causing a reduction of asset fees that LNC charges on various investment and insurance products, an acceleration of amortization of deferred acquisition costs (DAC) and an increase in liabilities related to guaranteed benefit features of LNC’s variable annuity products as well as related to the effectiveness of LNC’s various hedging strategies used to offset the impact of changes in the equity markets;

•	A deviation in actual experience regarding future persistency, mortality, morbidity, interest rates and equity market returns from LNC’s assumptions used in pricing its products, in establishing related insurance reserves, and in the amortization of intangibles that may result in an increase in reserves and a decrease in net income;

•	Changes in accounting principles generally accepted in the United States that may result in unanticipated changes to LNC’s net income;

•	Lowering of one or more of the LNC’s debt ratings issued by nationally recognized statistical rating organizations, and the adverse impact such action may have on LNC’s ability to raise capital and on its liquidity and financial condition;

•	Lowering of one or more of the insurer financial strength ratings of LNC’s insurance subsidiaries, and the adverse impact such action may have on the premium writings and profitability of its insurance subsidiaries;

•	Significant credit, accounting, fraud or corporate governance issues that may adversely affect the value of certain investments in the portfolios of LNC’s companies requiring that LNC realize losses on such investments;

•	The impact of acquisitions and divestitures, restructurings, product withdrawals and other unusual items, including LNC’s ability to integrate acquisitions and to obtain the anticipated results and synergies from acquisitions;

•	The adequacy and collectibility of reinsurance that LNC has purchased;

•	Acts of terrorism or war that may adversely affect LNC’s businesses and the cost and availability of reinsurance;

•	Competitive conditions that may affect the level of premiums and fees that LNC can charge for its products;

•	The unknown impact on LNC’s business resulting from changes in the demographics of LNC’s client base, as aging baby-boomers move from the asset-accumulation stage to the asset-distribution stage of life; and

•	Changes in general economic or business conditions, both domestic and foreign, that may be less favorable than expected and may affect premium levels, claims experience, the level of pension benefit costs and funding, and investment results.

The risks included here are not exhaustive. LNC’s annual reports on Form 10-K, current reports on Form 8-K and other documents filed with the Securities and Exchange Commission include additional factors which could impact LNC’s business and financial performance. Moreover, LNC operates in a rapidly changing and competitive environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the impact of all risk factors on LNC’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undo reliance on forward-looking statements as a prediction of actual results. In addition, LNC disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this report.